                                                                    Exhibit 4.02

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


      This Amended and Restated Registration Rights Agreement ("THIS AGREEMENT") is entered into as of June 30, 2000 by and between Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), the investors listed on Exhibit A (the "ORIGINAL INVESTORS"), the purchasers of shares of the Company's Series E Preferred Stock and Series E-1 Preferred Stock listed on Exhibit A as the "SERIES E INVESTORS" (the "SERIES E INVESTORS") and the recipients of shares of the Company's Common Stock listed on Exhibit B (the "NEW INVESTORS") (the Original Investors, the Series E Investors and the New Investors are referred to herein collectively as the "INVESTORS") and all shares of Common Stock held by the Investors are referred to herein as the "SHARES."

      A. Pursuant to the Amended and Restated Investors' Rights Agreement, dated as of February 19, 1999, by and between the Company and the Original Investors, the Original Investors were granted certain information, registration and first refusal rights (the "FIRST RIGHTS AGREEMENT").

      B. The Series E Investors and the Company entered into a Preferred Stock Purchase Agreement dated October 14, 1999, pursuant to which the Series E Investors agreed to purchase the Series E and E-1 Preferred Stock, and a Second Amended and Restated Registration Rights Agreement dated October 14, 1999 providing the Original Investors and the Series E Investors certain information, registration and first refusal rights (the "SECOND RIGHTS AGREEMENT"), which amended and superseded the First Rights Agreement.

      C. The Company, the Original Investors, the Series E Investors and the New Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Second Rights Agreement with the rights and obligations set forth in this Agreement. Section 7.1 of the Second Rights Agreement provides that the Second Rights Agreement may be amended by the written consent of the Company, the holders of a majority of the "Registrable Securities" (as defined in Section 1.6 of the Second Rights Agreement) and the holders of a majority of the "Series E Registrable Securities" (as defined in Section 1.12 of the Second Rights Agreement), and the undersigned parties to this Agreement hold a majority of such Registrable Securities and a majority of such Series E Registrable Securities.

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


            1.1 "AFFILIATE" means with regard to a particular person or entity, another person or entity which controls, is controlled by or is under common control with such person or entity, including in the case of an Investor, persons and entities under common management with such Investor.

            1.2 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            1.3 "HOLDER" shall mean each Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 4.9 hereof.

            1.4 "INITIATING HOLDERS" shall mean (a) any Holder or Holders who in the aggregate hold at least 75% of the Registrable Securities, (b) any Holder or Holders who in the aggregate hold at least 60% of the Series E Registrable Securities, or (c) any Holder or Holders who in the aggregate hold Novation Registrable Securities having a current market value of at least $30 million.

            1.5 "PREFERRED STOCK" shall mean all previously issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock that were converted to Common Stock upon the Company's initial public offering.

            1.6 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            1.7 "REGISTRABLE SECURITIES" means shares of Common Stock of the Company (i) issued or issuable upon conversion of the Preferred Stock (the "CONVERSION STOCK") and (ii) issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other Registrable Securities,
(iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, (iv) issued to the former stockholders of Pharos Technologies, Inc., (the "PHAROS INVESTORS") in connection with its acquisition by the Company, (v) issued to the former stockholders of U.S. LifeLine, Inc. (the "USL INVESTORS") in connection with its acquisition by the Company, (vi) issued to the former stockholders of EquipMD, Inc., (the "EMI INVESTORS") in connection with its acquisition by the Company, and (vii) issued to, or issuable upon exercise of warrants issued to, VHA, Inc., a Delaware corporation ("VHA") or University Healthsystem Consortium, an Illinois corporation ("UHC") in connection with the commercial agreement among Neoforma, Novation, LLC, a Delaware limited liability company ("NOVATION"), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company, VHA and UHC (the "NOVATION REGISTRABLE SECURITIES"), excluding: (A) any shares of Common Stock that have been sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction or redeemed by the Company in accordance with its Certificate of Incorporation, (B) any shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exercisable therefor) that have been sold in violation of this Agreement, and (C) all shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exchangeable therefor) described in clause
(i), (ii), (iii), (iv), (v), (vi) or (vii) of this Section 1.6 held by a Holder that can, in the opinion of counsel to the Company, be sold by such Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

            1.8 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1,
4.2 and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            1.9 "RESTRICTED SECURITIES" shall mean Registrable Securities held by the Original Investors, the Series E Investors, the Pharos Investors and the USL Investors. For the avoidance of doubt, "Restricted Securities" does not include the Novation Registrable Securities.

            1.10 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            1.11 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            1.12 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

            1.13 "SERIES E REGISTRABLE SECURITIES" means the shares of Common Stock (i) issued or issuable upon conversion of the Series E Preferred Stock or Series E-1 Preferred Stock (ii) issued or issuable with respect to, or in exchange for or in replacement of such Common Stock or (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for such Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event.


      2. Transferability.

            2.1 Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged (except those existing or proposed pledges disclosed to the Company prior to the date of this Agreement) except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Investors proposing to transfer Restricted Securities will cause any proposed purchaser, assignee, transferee, or pledgee of Restricted Securities held by such Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

            2.2 Restrictive Legend. Each certificate representing (i) the Restricted Securities and (ii) any other securities issued in respect of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING TRANSFERABILITY AND VOTING, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

                  The Investors and Holders of Restricted Securities consent to the Company making a notation on its records and giving instructions to any transfer agent regarding the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

            2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by an Investor which is a partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an Affiliate, an affiliated fund, partnership or Company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied by either of the following, at such holder's expense: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

            2.4 Removal of Restrictions on Transfer of Restricted Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing
(i) the Restricted Securities or (ii) any other securities issued in respect of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

      3. [Intentionally Omitted].

      4. Registration Rights.

            4.1 Requested Registration.

                  (a) Requested Registration. If the Company shall receive from the Initiating Holders a written request that the Company file a registration statement for (i) at least 75% of the Registrable Securities, (ii) at least 60% of the Series E Registrable Securities, or (iii) Novation Registrable Securities having a current market value of at least $30 million, and in the case of clause
(i) or (ii) the aggregate gross proceeds of which registration would equal or exceed $20,000,000 (any such notice, an "INITIATION NOTICE"), then the Company will:

                        (A) within ten days of the receipt by the Company of the Initiation Notice, give written notice of the proposed registration, qualification or compliance to all other Holders (the notice in this Section 4.1(a)(i) and in Section 4.2(a)(i), each called the "REGISTRATION NOTICE"); and

                        (B) use its best efforts to effect, as soon as practicable and in any event within ninety (90) days after receipt of the Initiation Notice, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of the Registration Notice from the Company;

      Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

                              (1) Prior to January 24, 2001.

                              (2) In any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

                              (3) During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of any registration statement for the securities of the Company, and ending (except as provided below) on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and, provided, further, that the standstill period in this clause (3) shall not apply to a registration regarding a transaction described in subsection (a) of Rule 145 as promulgated under the Securities Act ("RULE 145") or with respect to securities issued or issuable under an employee benefit plan or other similar plan or agreement;

                              (4) After the Company has effected two (2) such
registrations requested by holders of at least 60% of the Series E Initiating Holders, three (3) such registrations requested by holders of the Novation Registrable Securities, and two (2) additional registrations pursuant to this
Section 4.1(a), and such registrations have been declared or ordered effective. The Company shall not be obligated to effect more than one such registration requested by the holders of the Novation Registrable Securities in any twelve month period.

                              (5) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

            (b) Underwriting. The Company shall have the right to select one or more underwriters to manage a registration under Section 4.1, subject to the approval of the holders of a majority of the Registrable Securities requesting registration, which will not be unreasonably withheld, conditioned or delayed. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Company will not include in any registration under Section 4.1 any securities other than Registrable Securities and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the holders of a majority of the Registrable Securities requesting registration. If the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities in such offering, exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities that each such holder has requested the Company to include in such registration.

            If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

            4.2 Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration with respect to securities issued or to be issued in an employee benefit plan or other similar plan or agreement, (ii) a registration relating solely to a transaction described in Rule 145, (iii) a registration on any form which does not permit registration of securities of the Company for secondary sales or (iv) a registration pursuant to Section 4.1 hereof, the Company will:

                        (i) promptly give to each Holder the Registration Notice; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of the Registration Notice from the Company, by any Holder.

                  (b) Underwriting. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and all shares of any other selling stockholders (other than Holders of Registrable Securities) have first been excluded from such registration, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that (i) no such reduction shall reduce the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) included in the registration below fifteen percent (15%) of the total amount of securities included in such registration ("AVAILABLE 15% SHARES"); (ii) no such reduction shall reduce the number of shares of Series E Registrable Securities included in the registration below twelve percent (12%) of the total amount of securities included in such registration ("AVAILABLE SERIES E SHARES"); and (iii) no such reduction shall reduce the number of shares of Novation Registrable Securities held by VHA and UHC, respectively, included in such registration below fifteen percent (15%) (in the case of VHA) and five percent (5%) (in the case of UHC) of the total amount of securities included in such registration in the case of the first and second such underwritten offerings after the issuance of the Novation Registrable Securities or reduce the number of shares of Novation Registrable Securities below nine and one-half percent (9.5%) (in the case of VHA) and three and one-half percent (3.5%) (in the case of UHC) of the total number of securities included in any subsequent registration ("AVAILABLE NOVATION SHARES"), provided, further that for purposes of allocating the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) that may be included in the aggregate number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) constituting the Available 15% Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available 15% Shares as is equal to (x) the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) which such Holder timely proposed to include in such registration divided by (y) the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) which all Holders thereof timely proposed to include in such registration; provided, further that for purposes of allocating the number of shares of Series E Registrable Securities that may be included in the aggregate number of shares of Series E Registrable Securities constituting the Available Series E Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available Series E Shares that is equal to (x) the number of shares of Series E Registrable Securities which such Holder timely proposed to include in such registration divided by (y) the number of Series E Registrable Securities which all Holders thereof timely proposed to include in such registration; provided, further that for purposes of allocating the number of Novation Registrable Securities that may be included in the aggregate number of shares of Novation Registrable Securities constituting the Available Novation Shares, the registration and the underwriting shall be allocated such that each Holder is allowed to include the portion of Available Novation Shares that is equal to (x) the number of shares of Novation Registrable Securities which such Holder timely proposed to include in such registration divided by (y) the number of Novation Registrable Securities which all Holders thereof timely proposed to include in such registration. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated to individual Holders timely requesting participation in such registration under Section 4.2(a), (i) so that, as nearly as practicable, the participation of each such Holder in the number of shares made available to the Holders by the underwriters is, subject to the preceding sentence, in proportion to (x) the number of Registrable Securities which such Holder timely proposed to include in such registration to (y) the number of Registrable Securities which all Holders timely proposed to include in such registration, or (ii) in such other manner as shall be agreed to by the Company and such Holders of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities subject to registration rights are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

      If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.4 hereof.

            4.3 Registration on Form S-3.

                  (a) If the holders of at least one percent (1%) of the Registrable Securities then outstanding or any holder of Series E Registrable Securities or any holder of

Novation Registrable Securities shall request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 or any similar short form registration statement), for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering (or such successor or similar form), the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) registration (which has been declared effective) pursuant to this Section 4.3 in any twelve (12) month period for each of the Holders of the Registrable Securities, the Series E Registrable Securities, and the Novation Registrable Securities held by UHC, respectively, and the Company shall not be required to effect more than two (2) registrations (which have been declared effective) pursuant to this Section 4.3 in any twelve
(12) month period for the Holders of the Novation Registrable Securities held by VHA. The provisions of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering with respect to securities issue are issuable under an employee benefit plan or other similar plan or agreement); (iii) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to securities issued or issuable with respect to an employee benefit plan or similar plan or arrangement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

            4.4 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 4.2, in connection with all demand registrations under Section 4.1, and in connection with the first three (3) S-3 registrations under Section 4.3 by each of the Series E Registrable Securities and the Novation Registrable Securities, respectively, shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section
4.1 or 4.3 is subsequently withdrawn by the Holders, either (a) if Holders of all of the Registrable Securities to have been registered agree, then the Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, or (b) if all such Holders do not agree, then the Initiating Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Initiating Holders at the time of their request, of which the Company had received notice prior to the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration or S-3 registration, as the case may be, and the Company shall pay the same.

            4.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the earlier time that the distribution described in the Registration Statement has been completed, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (d) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                  (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (j) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (l) permit any holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and its counsel and the Company's counsel should be included; and

                  (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in the sole and exclusive judgment of such holder, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such securities by such holder is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

            4.6 Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following (each a "VIOLATION"):

                        (i) any untrue statement (or alleged untrue statement)
                  of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or

                        (ii) any omission (or alleged omission) to state therein
                  a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

                        (iii) any violation or alleged violation by the Company
                  of the Securities Act, the Exchange Act or any federal or state law applicable to the Company in connection with any such registration, qualification or compliance;

and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein, and provided further, that the indemnity agreement contained in this
Section 4.6(a) shall not apply to amounts paid in settlement of any such expense, claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any Violation that is contained in written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use in such registration, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability or action. Notwithstanding the foregoing, the liability of each Holder under this Section 4.6(b) shall be limited in an amount equal to the net proceeds received by such Holder of Registrable Securities sold as contemplated herein, provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such expense loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                  (c) Each party entitled to indemnification under this Section
4.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the

Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which such parties assert separate and different defenses but shall bear the expense of such defense nevertheless.

                  (d) If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, loss, liability, claim, damage, or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, loss, liability, claim, damage, or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such expense, loss, liability, claim, damage, or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge and access to information. Notwithstanding the foregoing, in no event shall the contribution by a Holder under this Section 4.6(d) exceed the net proceeds from the offering received by such Holder, unless such Holder's liability resulted from willful misconduct by such Holder and no person guilty of fraudulent misrepresentation under Section 11(f) of the Securities Act shall be entitled to contribution from a person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and Holders under this
Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

            4.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

            4.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities, and the Novation Registrable Securities, to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) Furnish to the Investor, so long as such Investor owns any Restricted Securities or Novation Registrable Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

                  (d) Take such actions as are necessary to enable the Holders to utilize Form S-3 pursuant to Section 4.3 for the sale of Registrable Securities.

            4.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned by a Holder to (i) a transferee or assignee who acquires at least (or after such transfer will hold an aggregate of) 250,000 Registrable Securities (or 215,000 shares of Series E Registrable Securities or Novation Registrable Securities), (ii) another Holder of Registrable Securities who already possesses registration rights, (iii) a transferee or assignee of Registrable Securities acquiring 10% or more of the outstanding stock of the Company, (iv) a transferee of Registrable Securities which is a subsidiary, parent, partner, limited partner, retired partner, shareholder or Affiliate of a Holder; (v) to a transferee of Registrable Securities who is a Holder's family member or which is a trust for the benefit of such Holder or (vi) in the case of Novation Registrable Securities, patrons, affiliates, members, shareholders, partners or controlled facilities of a shareholder, partner or member, of VHA or UHC; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

            4.10 [Intentionally Omitted]

            4.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 4 after the earlier of
(i) September 30, 2005; or (ii) the time when all Registrable Securities held by such Holder can, in the opinion of counsel to the Company, be sold by a Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

            4.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that grants registration rights that are inconsistent with or violate the rights granted to the holders of Registrable Securities in this Agreement. Notwithstanding anything to the contrary herein, the Company may grant registration rights in connection with bank financings, lease lines, corporate partnering transactions, business acquisitions of or by the Company or to entities with which the Company has a business relationship, provided (a) such grant is not motivated primarily by equity financing needs and (b) such grant is approved by the Board of Directors (with the director appointed by the Series E Registrable Securities concurring in the case of any change to the rights that are specific to the Series E Registrable Securities, and with the director appointed from either Novation or VHA concurring in the case of any change to the rights that are specific to the Novation Registrable Securities). Persons granted registration rights pursuant to the preceding sentence may become parties to part 4 of this Agreement with the consent of the Company.

            4.13 Adjustments Affecting Registrable Securities. The Company will not take ny action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement, provided that this Section
4.13 shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue or with respect to equity, debt or acquisition transactions involving the Company.

      5. [Intentionally Omitted]

      6. [Intentionally Omitted]

      7. General Provisions.

            7.1 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the Company and the holders of a majority of the shares of the Registrable Securities and (i) in the case of any change to the rights granted specifically to the Holders of Series E Registrable Securities, the Holders of a majority in interest of Series E Registrable Securities; and
(ii) in the case of any change to the rights granted specifically to the Holders of Novation Registrable Securities, the Holders of a majority of the Novation Registrable Securities held by VHA and a majority of the Novation Registrable Securities held by UHC; provided, however, that no amendment may adversely affect an individual Holder differently than other similarly situated Holders without the consent of such Holder, and provided, further, that no retroactive amendments may be made without the approval of all parties hereto. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such securities and the Company.

            7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to choice of law provisions thereof. In connection with any litigation under this Agreement, the parties hereto waive any right they may otherwise have to request trial by jury.

            7.3 Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

            7.4 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

            7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon (a) personal delivery or (b) one business day after transmission by facsimile to the other party to be notified with confirmation of receipt or deposit with a nationally recognized overnight courier, or (c) three business days after deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (i) if to the Investors, at the Investors' address as set forth on Exhibit A or Exhibit B hereto, or at such other address as the Investors shall have furnished to the Company in writing, or (ii) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

            7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.

            7.7 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company that may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock of the Company.

            7.8 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically and to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            7.9 Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

            7.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes the Second Rights Agreement and the registration rights previously granted by the Company to the Pharos Investors and the USL Investors, each of which is hereby terminated as of the date of this Agreement.





         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


COMPANY:                                       INVESTORS (Entity):

NEOFORMA.COM, INC.

                                              ----------------------------------
                                              (Printed Entity Name Here)


By:
    ----------------------------------------
     Frederick J. Ruegsegger                  By:
     Chief Financial Officer and Secretary       ------------------------------


                                              Name:
                                                   ----------------------------

                                              Title:
                                                   ----------------------------

                                              INVESTORS (Individual):

                                              ----------------------------------
                                              Signature Here


                                              ----------------------------------
                                              Printed Name Here


     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]